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                                                                    Exhibit 23.1

(HLB LOGO) CINNAMON JANG WILLOUGHBY & COMPANY

Chartered Accountants
A Partnership of Incorporated Professionals

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated February 23, 2005 accompanying the financial statements for the years ended November 30, 2004 and 2003 of Edentify, Inc. (formerly Budgethotels Network, Inc.) included in the Registration Statement Form SB-2. We hereby consent to the use of the aforementioned report in the Registration Statement filed with the Securities and Exchange Commission on January 17, 2006.

                                        "Cinnamon Jang Willoughby & Company"

                                        Chartered Accountants

Burnaby, BC
January 17, 2006


     MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.
               Telephone: +1 604 435 4317. Fax: +1 604 435 4319.

     HLB Cinnamon Jang Willoughby & Company is a member of __________________ International. A world-wide organziation of accounting firms and business advisors.